Exelon Corporation Code of Business Conduct Performance that Drives Progress

©Exelon Corporation. 2026. All rights reserved. iCode of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Exelon’s vision of performance that drives progress depends on each one of us committing to our values – every job, every shift, every day. Whether it’s our company wide commitments to safety, diversity, equity and inclusion, or the communities we serve, we must embrace the highest ethical standards as we pursue our business strategy. This is your entry point to the Exelon Code of Business Conduct. This is no poster on the wall. Our Code is an active and vibrant part of our everyday business: how we act, how we make decisions, how we treat our partners and colleagues, how we relate to the communities where we each live and work. The Code is designed for use – to answer questions you Our success depends on each of us living up to these standards. You have my commitment to do so and I expect the same from each and every one of you. Leadership Message may have about unclear situations, or simply to point you in the right direction. In short, our Exelon Code of Business Conduct outlines what is expected of all of us to meet our obligations, and gives us resources to understand these requirements and live up to them. Please read this Code carefully and, if you have any questions, ask your supervisor or contact Compliance & Ethics at EthicsOffice2@exeloncorp.com. Sincerely, Calvin Butler President and Chief Executive Officer ©Exelon Corporation. 2026. All rights reserved. ii Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Table of Contents 04 Our Responsibilities 06 Our People 05 03 Following the Code 02 Performance that Drives Progress 01 Our Purpose Special Responsibilities of Managers The Importance of Speaking Up and Seeking Help – Resources – Compliance & Ethics – Ethics Help Line and Web Portal – Reporting Possible Violations No Tolerance for Retaliation Making Ethical Decisions Investigations Certification of Compliance Disciplinary Action Waivers Promoting a Safe and Healthy Workplace Maintaining a Drug-Free and Alcohol-Free Workplace Living Diversity, Equity, and Inclusion Promoting a Respectful Workplace How We Uphold the Code Leadership Message iiiCode of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

07 Our Company 10 Conclusion 08 09 Avoiding Conflicts of Interest – Personal Relationships – Personal or Family Financial Interests – Gifts and Business Entertainment – Outside Employment and Other Activities – Corporate Opportunities Creating, Maintaining, and Disclosing Accurate Books and Records Managing Our Records Appropriately Protecting Company Assets – Protecting Our Confidential Information – Using Information and Communications Systems Responsibly Avoiding Insider Trading Competing with Integrity Promoting Fair Purchasing Practices Gathering Business Intelligence Ensuring Appropriate Affiliate Interactions Trading Energy Responsibly Protecting Personal Information Delivering on Quality, Reliability, and Customer Service Government Relations Fighting Bribery and Corruption Protecting the Environment Contributing to Our Communities Participating in Political Activities Communicating Publicly About Exelon Our Customers and Business Partners Our Communities ©Exelon Corporation. 2026. All rights reserved. iv Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Powering a cleaner and brighter future for our customers and communities. Our Purpose01 ©Exelon Corporation. 2026. All rights reserved. 1Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Our Values We are dedicated to safety We are committed to maintaining the highest standards of safety and reliability for our people, our customers, and the communities in which we work. As a fundamental part of our culture and operations, every member of the Exelon team is dedicated to putting safety first. We actively pursue excellence We are driven to excel. Recognizing the value of constant improvement, we reach beyond compliance to advance our processes and develop more efficient energy. In all we do, we passionately exceed the standards of our industry – and those we set for ourselves – creating value for our shareholders, customers, and communities. We innovate to better serve our customers We see challenge as an opportunity to exercise our ingenuity and our competitive spirit. We encourage curiosity and exploration to develop better ways of delivering clean energy. We innovate with focus and intent, creating the solutions that matter most for our customers. We act with integrity and are accountable to our communities and the environment We are committed to doing what’s right. A deep connection to the communities we serve compels us to take responsibility for our work, and we actively look for ways to engage and give back. We value the environment and work to reduce our impact with future generations in mind. We succeed as an inclusive and diverse team We foster an inclusive culture of trust, collaboration, and performance. We welcome and respect people with different perspectives, backgrounds and traits because we know that diverse teams drive powerful outcomes. Our Values ©Exelon Corporation. 2026. All rights reserved. 2 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

To deliver on our vision to provide reliable, clean, and affordable energy, each of us – our system engineers, customer support personnel, data analysts, security staff, administrative personnel, and senior executives – must play a key role in building a brighter, more sustainable future. How we run our business is just as crucial as the results we achieve. Our shared values shape how we work with each other, our customers, and our communities. They reflect what is truly important to us as an organization. 02 Performance that Drives Progress They serve as the foundation of our culture and the Exelon Code of Business Conduct (the Code), and help guide behavior and decision making across Exelon. Wherever we operate, each one of us represents Exelon. Each of us is the face of the company in our local communities. Living the values every day and following the Code sets us apart from other companies and ensures performance that drives progress. 3Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Because we actively pursue excellence, each of us must reach beyond compliance. Setting the bar high strengthens our reputation as an industry leader and is the right way to conduct our business. While the Code cannot describe all situations where questions of ethics may arise, it is a resource for making effective, ethical business decisions. It enables us to identify situations that may raise ethical and legal issues. It also helps us understand what Exelon expects of each of us. 03 Following the Code We are all accountable for following the Code. Specifically, the Code applies to: • Employees, officers, and directors of Exelon and its subsidiaries • Third party vendors and contractors must adhere to the Code’s principles described in the Exelon Supplier Code of Conduct ©Exelon Corporation. 2026. All rights reserved. 4 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Our Responsibilities04 ©Exelon Corporation. 2026. All rights reserved. 5Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

We are all responsible for understanding and following the Code. In addition to its specific provisions, the Code requires that we: • Act with integrity • Have the courage to do the right thing • Foster a culture of safety and commitment to high ethical standards through actions and words • Hold ourselves and others accountable • Are honest • Follow the law, regulatory requirements, and Exelon policies when conducting company business • Treat everyone with respect and decency • Use common sense and good judgment • Promptly seek guidance when unsure about the right thing to do • Speak up when we see a problem ©Exelon Corporation. 2026. All rights reserved. 6 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Special Responsibilities of Managers and Supervisors Managers and Supervisors must: • Demonstrate the highest ethical standards and quality in their work and hold others to the same standards • Treat others with respect, while ensuring appropriate accountability • Not bend the rules or pressure others to do so • Understand and communicate laws, regulations, policies, and procedures affecting their areas of operation with support from the Legal Department, Compliance & Ethics, and other company subject matter experts • Encourage team members to speak up without fear of retaliation • Exercise meaningful oversight of employee actions implicating compliance and ethics • Act to prevent problems before they happen, and intervene early as problems emerge • Report problems or possible violations to Compliance & Ethics, HR, or Legal • Promptly seek guidance when they are unsure about the right thing to do While we are all expected to do our part in understanding and following the Code, Exelon managers – from first-line supervisors to senior leaders – have an additional responsibility to lead by example and uphold our values. Oversight of External Business Partners Employees who engage or are responsible for overseeing external business partners must: • Provide effective oversight of vendors and contractor personnel to ensure third parties adhere to applicable contract terms, provisions of the Exelon Supplier Code of Conduct and company policies and procedures • Take action – up to and including terminating a contract – if a vendor fails to honor its contractual commitments or violates the Supplier Code of Conduct, and report violations to Supply or Compliance & Ethics. 7Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

An employee can seek assistance through any of the following options: • Department leadership • Human Resources • Compliance & Ethics • Ethics Help Line & Web Portal • Legal Department • Corporate and Information Security Services Compliance & Ethics can be reached: • Directly at EthicsOffice2@Exeloncorp.com; or • Through the Exelon Ethics Help Line Website An open culture that encourages us to voice our opinions and concerns will help us capture great ideas and mitigate risks we face. When people speak up, we innovate and improve, which drives progress at Exelon. When people speak up to report improper behavior, we can resolve issues before harm is done or ensure prompt, effective remediation of any harm that has occurred. We must seek advice when we’re unsure about the proper course of action. We also are required to speak up promptly if we see something that violates – or could violate – the law or the Code. If something does not feel right, we must take action to ensure that we maintain our standards and serve our customers well. Resources If policies and procedures do not provide clear direction, we should ask our managers or Compliance & Ethics for guidance. There are many resources available when employees have a question or need additional guidance, or when they need to raise a concern or report a potential violation. Supervisors and managers are the best initial resource. Compliance & Ethics The Compliance & Ethics Department is responsible for administering Exelon’s Compliance & Ethics program. It is the primary resource for seeking guidance about the Code and is responsible for ensuring that all reports of potential violations are properly investigated and resolved. The Importance of Speaking Up and Seeking Help ©Exelon Corporation. 2026. All rights reserved. 8 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Exelon Help Line and Web Portal The Ethics Help Line and web portal are available 24 hours a day, every day of the year. Both have an anonymous reporting option. The Help Line is a dedicated resource for asking compliance and ethics questions, raising compliance and ethics concerns, and reporting suspected violations of the law or the Code. No attempt is made to identify individuals who choose to remain anonymous. All calls to the Help Line are answered by an independent third-party vendor that offers multilingual service. Caller ID is not used. A report of each call is forwarded to Compliance & Ethics for assessment and appropriate follow-up action. All reporters are issued a case number and a confidential Report Key and password that allows the reporter to follow up on a report, even if the reporter has chosen to remain anonymous. During a follow up, a reporter can access responses from Compliance & Ethics, including requests for additional information that may be required to investigate. The Ethics Help Line (with anonymous reporting option) can be reached: By phone: 1-800-23ETHIC (1-800-233-8442) Via web portal: On your Exelon Connect home page, click the Ethics Help Line tab located in the footer, and follow the prompts, or enter the following address into your browser: https://secure. ethicspoint.com/domain/media/ en/gui/71992/index.html 9Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Ethical, legal, and regulatory lapses can harm many Exelon stakeholders – including employees, customers, investors, and the communities we serve. They can also negatively impact our hard- earned reputation as an energy industry leader. We all have the responsibility to report promptly – and in good faith – any activity that may violate the Code or applicable laws, rules, or regulations. As noted in the Resources section, there are multiple options for reporting possible violations. Note that these options do not restrict employees in the exercise of their rights to report a concern to regulatory and law enforcement authorities including, but not limited to, the Equal Employment Opportunity Commission, Reporting Possible Violations the Federal Energy Regulatory Commission, the Department of Justice, and the Securities and Exchange Commission. All reports will be treated confidentially, to the fullest extent possible under the circumstances. Employees must cooperate completely and honestly in any investigation. When an allegation is substantiated Exelon will take appropriate corrective action, including measures to prevent similar issues from occurring in the future. For more information, see LE-AC-204, Reporting Potential Violations of the Code of Business Conduct. ©Exelon Corporation. 2026. All rights reserved. 10 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Exelon will not tolerate retaliation against anyone who, in good faith, raises a question or concern about a potential violation of the Code or potential non-compliance with applicable laws or regulations. Retaliation in any form – threats, harassment, intimidation, violence, reassignment, demotion, or firing – has no place in our organization. No Tolerance for Retaliation If any employee believes they have been subjected to retaliation for reporting a potential violation or participating in an investigation, the employee should promptly contact one of the entities listed in the Resources section. Anyone who threatens or engages in any act of retaliation is subject to discipline, up to and including termination. 11Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

How we make decisions says as much about who we are as a company as the decision itself. It is important to make decisions we can be proud of. Making Ethical Decisions Could I defend my action in front of supervisors, fellow employees, the general public, and my family? Does it conform to Exelon’s policies and procedures? Would I mind my action being reported in media channels? Is my action legal? Is my action honest in every respect? Will my action comply with the intent and purpose of the Code? Do I feel comfortable taking the action? Do I have all the information I need to make a good decision? If I am not sure, have I sought advice? Asking ourselves the following questions before acting can help ensure we make the best decisions choices for Exelon. ©Exelon Corporation. 2026. All rights reserved. 12 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

How We Uphold the Code05 ©Exelon Corporation. 2026. All rights reserved. 13Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Exelon takes each report seriously, no matter how the report is received. Our procedures are designed to promptly review and address each issue. The Code requires us to participate completely and honestly in any investigation conducted by the company. Withholding information, being untruthful in an investigation, or intentionally obstructing an investigation can lead to discipline, up to and including termination. Investigations Certification of Compliance For more information, see LE-AC-205, Investigating and Resolving Alleged Violations of the Code of Business Conduct. All non-represented employees, officers, and directors of Exelon and its subsidiaries must complete a certification of compliance questionnaire each year, which is reviewed and followed up on, as appropriate, by Compliance & Ethics. Responses that identify potential violations of the law or Code will be appropriately investigated. ©Exelon Corporation. 2026. All rights reserved. 14 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Disciplinary Action The Code is important to the company and violations will not be tolerated. The Code must be appropriately enforced, regardless of the seniority, role, or location of those involved in misconduct. Exelon will consider matters involving potential criminal conduct for referral to law enforcement. Disciplinary action may be taken against any Exelon employee, officer, or director who: • Authorizes or participates in actions that violate the Code or the law • Fails to report or discourage the reporting of a Code violation • Fails to cooperate with an investigation, conceals information, or otherwise intentionally obstructs an investigation by the company • Retaliates or discriminates in any way against anyone who, in good faith, reports a suspected Code or legal violation or cooperates in an investigation of a suspected violation • Fails to complete or falsely completes a certification of compliance or related questionnaire Discipline may include: • Reprimand or warning • Suspension or other administrative leave • Demotion • Reduction of bonus or incentive award • Required restitution for losses or damages • Termination of employment 15Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

A waiver of any provision of the Code will be made only in exceptional circumstances. Requests for waivers must be submitted to the Chief Compliance and Ethics Officer for review and resolution. Any request for a waiver by any director or executive officer must be submitted to Exelon’s Board of Directors or a Board committee. In addition, any waiver of a provision in the Code for any director or executive officer must be disclosed to shareholders. Waivers ©Exelon Corporation. 2026. All rights reserved. 16 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Our People06 ©Exelon Corporation. 2026. All rights reserved. 17Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Promoting a Safe and Healthy Workplace We must maintain the highest standards of safety and reliability for our people, our customers, and the public. How We Live Our Values ©Exelon Corporation. 2026. All rights reserved. 18 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

“Safety first” requires us to: • Not engage in any behavior that poses a risk to the safety of our coworkers, customers, or communities • Report to work fit for duty, take responsibility for our own safety and look out for the safety of others • Follow all applicable health and safety laws and regulations, as well as Exelon policies, procedures, and established practices • Eliminate potential hazards and continually improve safety performance in all areas of the company • Not take unnecessary risks on the job • Stop work immediately if it cannot be done safely • Speak up immediately if we: – See a health or safety hazard – Have a safety incident or near-miss – Observe threatening or violent behavior – Observe any other behavior or event that could indicate a safety risk • Not possess any weapons, explosives, or incapacitating devices while on duty, on company property or job sites, or in company vehicles (unless specifically authorized by company policies) What’s Expected We are dedicated to safety – this is an Exelon value. Our people do complicated work that can be dangerous if not performed in a safe manner. Maintaining the highest standards of safety and reliability helps keep our people, customers, and the public free from harm, our job sites secure, and our productivity levels high. No job is so important and no schedule so urgent that we can’t take the time to plan, perform, and supervise work in a safe and compliant manner. We seek to prevent all accidents and injuries, and Exelon will provide the resources needed to keep our work sites safe and healthy. In turn, we are all accountable for properly using these resources to eliminate health and safety hazards. Our commitment to safety also includes protecting our employees from the risk of violence in the workplace. Acts of violence, threats, and physical intimidation are strictly prohibited at any Exelon work location. Why It’s Important 19Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

The Right Decisions A co-worker recently challenged our supervisor regarding a work plan for a new project, suggesting we consider a different approach because of concerns for the safety of the employees performing the work. The suggested alternative would lengthen the time to complete the project and the supervisor rejected it without discussion. Should I pursue the issue further? Yes. Our commitment to employee safety must come first. You and your co-workers may be able to get your supervisor to reconsider and discuss the safety issue. If you’re not comfortable having that conversation and the concerns persist, the situation must be reported either up the management chain or to Compliance & Ethics, the Legal Department, or Human Resources. A Q ©Exelon Corporation. 2026. All rights reserved. 20 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Maintaining a Drug-Free and Alcohol-Free Workplace How We Live Our Values We require a drug-free and alcohol-free workplace to support Exelon’s commitment to the safety and health of our people and the public. Safety is our priority. To do our work safely and effectively, we must be able to think clearly and react quickly. The health, safety, and performance of everyone at Exelon demands that we are free from any substances – including drugs and alcohol – that could prevent us from doing our jobs properly. Maintaining a drug- and alcohol-free workplace requires that we must: • Not use, possess, or be impaired by drugs or alcohol while on duty, on company property or job sites, or in company vehicles • Follow HR-AC-16, Exelon’s Drug and Alcohol Policy • Speak up immediately if we observe a colleague who may be impaired by alcohol or drugs while at work • Use good judgment when alcohol is served at Exelon-sponsored events • Inform Exelon’s Occupational Health and Safety Department if using, for medical reasons, any prescription or non-prescription drug that may impair alertness or judgmentWhy It’s Important What’s Expected For more information, see HR-AC-16, our Drug and Alcohol Policy. 21Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

The Right Decisions I recently noticed that a co-worker had alcohol on his breath while at work the last few mornings. Do I need to report it to someone? Yes. We can’t ignore potential violations of our Drug and Alcohol policies. Employees under the influence of drugs or alcohol pose a safety risk to themselves, other employees, and customers. We also want to encourage employees who may be suffering from substance abuse to use the resources provided by the company, such as the Employee Assistance Program (EAP). You must immediately report your observations to your supervisor or, if that is uncomfortable or impractical, to Human Resources or Compliance & Ethics. A Q ©Exelon Corporation. 2026. All rights reserved. 22 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Living Diversity, Equity, and Inclusion How We Live Our Values At Exelon, we value our differences in background, skills, perspectives, and thinking. We must make the most of everyone’s contribution to collaborate, innovate, and perform to our full potential. Exelon operates in a world that’s extremely diverse. Valuing individual differences in race, color, national origin, ethnicity, gender, sexual orientation, gender identity, disability, religious affiliation, experience and thought makes us a stronger, more successful organization. When we’re inclusive, we all contribute to solving problems, overcoming challenges, and achieving our vision of performance that drives progress. Diversity, Equity, and Inclusion at Exelon strengthen us because they: • Foster an environment of mutual respect and trust, in which each of us has the opportunity to grow and contribute • Enable us to attract, retain, and develop colleagues who will best serve and represent our customers, shareholders, partners, and communities • Provide different viewpoints that promote innovation, drive powerful outcomes, and ultimately make the company more successful We must: • Welcome and respect people with different perspectives, backgrounds, and traits • Evaluate individuals based on qualifications and demonstrated skills and achievements without regard to personal characteristics, including, race, color, national origin, ethnicity, gender, sexual orientation, gender identity, disability, or religious affiliation • Consider a diverse range of candidates in hiring, promotion, and other employment decisions • Promote communication that is open, direct, honest, and respectful For more information, see our Diversity, Equity & Inclusion page on Exelon Connect and Diversity, Equity & Inclusion Annual Report. Why It’s Important What’s Expected 23Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

The Right Decisions We are looking for a new technician at one of our facilities. One of the applicants is missing a limb. He has a prosthetic and has the right training, but some people on the hiring team have questioned whether his disability will limit his ability to complete his job duties in an effective and timely manner. How should this situation be handled? We succeed as an inclusive and diverse team. Basing a hiring decision in whole or in part on an applicant’s disability may violate the law. An applicant with a disability should not be excluded from consideration based on assumptions or misperceptions. Talent Acquisition, Human Resources, Occupational Health and Safety, and the Legal Department should be consulted so they can work collaboratively with management and the applicant to determine whether the applicant’s disability restricts his ability to perform the essential functions of his job and, if so, whether reasonable accommodations exist that will permit him to perform those essential functions. The fact that a reasonable accommodation may be required should not affect our evaluation of his candidacy. If this candidate can perform all the essential functions of the position with reasonable accommodation, hiring him offers the benefits that a different perspective and experience will bring to the team. A Q Calvin Butler Incorporating diverse perspectives into our thinking leads to greater innovation, increased employee engagement and better solutions to take advantage of opportunities and overcome challenges. ©Exelon Corporation. 2026. All rights reserved. 24 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

©Exelon Corporation. 2026. All rights reserved.

Promoting a **Respectful Workplace**

How We Live Our Values

At Exelon, we thrive by treating each other with respect, fairness, and dignity.

Why It's Important

Our people have the right to work in an atmosphere free from harassment. A respectful workplace allows us to focus on what's important: collaborating with each other to provide reliable, clean, and affordable energy.

The Code prohibits harassment in connection with any interaction with coworkers or customers or any time we are representing the company in any way. Harassment also violates, our values and often the law – and it won't be tolerated.

What's Expected

A respectful workplace requires that we:

- Deal with others in a considerate, courteous, and respectful manner
- Think about how our actions and comments might be received by others before we act or speak
- Not make – or tolerate – comments, insults, jokes, or slurs with sexual, racial, gender, or ethnic innuendo
- Not engage in conduct, whether verbal or physical, that another person would reasonably find threatening or humiliating
- Not display or share images that contain stereotypes or insults based on race, color, religion, sex, gender identity, sexual orientation, national origin, age, or disability
- Provide a work environment free of unwelcome sexual advances and requests for sexual favors, and not engage in other unwelcome verbal or physical conduct of a sexual nature toward coworkers, customers, or others while representing the company
- Report harassment we experience or observe
- Not retaliate against anyone who, in good faith, reports potential harassment or other misconduct

For more information, see **HR-AC-72**, our Policy Against Discrimination, Harassment, and Retaliation, and **HR-AC-73**, our Policy Against Sexual Harassment.

Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 25

The Right Decisions After completing a large project, our team celebrated with a company-sponsored dinner at a local restaurant. After several drinks, one of my co-workers told several sexually suggestive jokes and made a similarly themed comment about one of our female co-workers who was present, but out of earshot. Several other employees looked uncomfortable, but no one said anything. Shortly afterward, I noticed one female co- worker leave the restaurant abruptly. What should I do? You should speak up. If you are comfortable doing so, tell your co-worker that the jokes and comments are unwelcome and inappropriate. Whether you address it directly or not, you must report the incident to your supervisor, HR, and/or Compliance & Ethics. Although the dinner was off company premises, it was a work-related event and Exelon’s expectations regarding values and acceptable behavior apply. Fostering a culture of trust, collaboration, and performance means that no employee should be made to feel uncomfortable, even in a more informal “social” setting with co-workers. A Q ©Exelon Corporation. 2026. All rights reserved. 26 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Our Company07 ©Exelon Corporation. 2026. All rights reserved. 27Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Avoiding Conflicts of Interest We must make decisions and act in the best interests of Exelon, not allowing our personal interests to get in the way of what’s right for our business, customers, or shareholders. How We Live Our Values ©Exelon Corporation. 2026. All rights reserved. 28 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

To avoid conflicts of interest or the appearance of a conflict, you should: • Not participate in any activity, interest, or association that could compromise your objective judgment or prevent you from acting in the best interests of the company • Avoid actions that could cause an uninvolved observer to reasonably question your objectivity • Seek guidance from a manager or Compliance & Ethics whenever there is a question concerning an actual or potential conflict of interest • Promptly disclose all potential conflicts to Compliance & Ethics • Remove yourself from the decision-making process in any situation that might present even the appearance of a conflict of interest What’s Expected Conflict of Interest Quick Test If I take this course of action: 1. Will I feel obligated to someone else? 2. Am I acting inconsistently with Exelon’s best interests? 3. Could my independent judgment be compromised? 4. Could an uninvolved observer reasonably question my objectivity? If you answer “yes” to any of these questions, a real or perceived conflict of interest may exist. Promptly seek guidance from a manager or Compliance & Ethics. With every business decision and choice that we make, we have an impact on the performance and reputation of Exelon. Our decisions must be based on the facts and our best judgment, while being mindful of our values and what’s best for the company. Allowing personal interests, relationships, or activities outside of work to interfere with our jobs or our ability to make objective business decisions for the good of Exelon is a conflict of interest. Such conflicts must be avoided because they can harm our effectiveness as well as our reputation for integrity. Even the appearance of a conflict of interest can make others think we are acting improperly. Many conflicts of interest can be avoided or addressed if promptly disclosed and properly managed. This section provides guidance on some of the more common conflicts of interest, but it cannot cover every situation we may face. Why It’s Important 29Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

To avoid conflicts of interest or the appearance of a conflict, we must: • Make decisions objectively, without favoritism and in the best interest of Exelon • Promptly disclose to Compliance & Ethics or Human Resources any personal relationships that might create or appear to create a conflict of interest • Not manage any business relationship if the business partner employs someone with whom we have a close personal or family relationship • Recuse ourselves from employment decisions (including interviewing, hiring, promoting, or disciplining) that involve anyone with whom we have a close personal or family relationship • Recuse ourselves from any procurement decision involving a vendor or supplier that employs someone with whom we have a close personal or family relationship • Not supervise, directly or indirectly, anyone with whom we have a close personal or family relationship We must avoid conflicts of interest by: • Ensuring that our own investments and business relationships do not conflict with our obligation to act in the best interests of Exelon • Promptly disclosing to Compliance & Ethics any investments or business or personal relationships that might create, or appear to create, a conflict of interest • Disclosing any material financial interest in any organization that does business, seeks to do business, or competes with Exelon to Compliance & Ethics to determine whether a potential conflict of interest can be appropriately managed What does “material financial interest” mean? “Material financial interest” means having any financial involvement or ownership interest that might influence or reasonably be thought by others to influence an employee’s judgment or action in the conduct of Exelon’s business. You should consult Compliance & Ethics for guidance regarding whether specific financial interests are material. Personal Relationships Personal relationships with family members, close friends or romantic partners must not impact, or even appear to impact, our judgment and decision making for Exelon. Personal or Family Financial Interests Considerations of personal finances (or those of family and friends) must not impair our ability to make objective decisions on behalf of and in the best interests of the company. This may include investment in, or ownership of, an Exelon competitor, supplier, contractor, or partner. ©Exelon Corporation. 2026. All rights reserved. 30 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Gifts and Business Entertainment To maintain integrity in our business relationships, you must not offer or accept a gift, entertainment, or anything of value that is intended to influence a business decision or official action relating to Exelon or might be perceived that way by others. Avoid conflicts of interest in business relationships by recognizing your obligation to: • Not offer or accept any gift of more than modest value • Not accept any monetary gifts, such as cash, gift cards, or personal discounts • Ensure that all business entertainment has a legitimate business purpose • Decline lavish or extravagant gifts or offers of entertainment and explain that company policy prohibits accepting them (see examples below) • Decline offers of business entertainment from any third party where significant decisions about the third party are pending (e.g., a vendor is on a Supplier Performance Improvement Plan or engaged in a significant dispute with Exelon or there is a pending business transaction of particular significance to Exelon or the third party) • Obtain prior guidance from Compliance & Ethics if there is any question whether it is appropriate to accept a particular gift or offer of business entertainment • Accurately account for any gifts or entertainment given to third parties in expense records • Consider the nature of the event and consult Compliance & Ethics before accepting offers of travel or lodging from a third-party • Ensure that any offer or gift of anything of value to a government official or employee complies with LE-AC-POL8-001, Exelon's Interactions with Public Officials policy. If there is any question whether a gift, offer of entertainment, or anything else of value may be offered or provided consistent with this policy, seek advice and advance approval from Compliance & Ethics. The Right Decisions I have been working with a certain vendor for years. I know the owners and most of their employees pretty well. I am often asked by others at Exelon for input on the vendor’s performance, although I don’t have direct involvement in payment issues or renewal decisions. During the holidays, they usually send me a gift basket of food that I set out for my team to share. This year, the vendor included a $50 gift card, sent to me personally, with a nice note. I am certain the gift card won’t influence my treatment of the vendor and I don’t want to insult them. Can I keep the gift card? No. A gift card for any amount is no different from cash and accepting it sends the wrong message, even if the sender is well-intentioned. All cash and cash equivalents received from third parties must be declined. You should return it with a polite note explaining that company policy prevents you from accepting. A Q 31Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Here are some examples of generally acceptable gifts and business entertainment, as well as some examples of gifts and entertainment that are generally unacceptable and must be declined or reviewed by management and Compliance & Ethics to determine if the circumstances allow for acceptance: Generally Acceptable Entertainment • Infrequent meals of reasonable value at business-appropriate locations • Providing third parties with occasional meals, entertainment, refreshments, or incidental hospitality Gifts • Mementos, advertising novelties and souvenirs, and promotional or logoed items of modest value • Small personal gifts or expressions of gratitude, such as flowers • Holiday gifts of modest value, such as fruit, candy, or other food items Educational and Training Programs • Participation in routine training and professional development opportunities offered by vendors, such as seminars and panel presentations, that do not involve lavish meals or entertainment Generally Unacceptable Entertainment • Tickets to a playoff game, championship or other high profile sporting event (for example, the Super Bowl, the Stanley Cup Finals, the World Series, the World Cup, etc.) • Any entertainment offered by a supplier if significant decisions about the supplier are pending and the recipient will play a direct or indirect role in that decision • All-expenses-paid trips sponsored by a supplier • Lavish entertainment or meals at expensive restaurants • Visiting an adult entertainment venue or other questionable locale • Frequent meals and entertainment from a continuing business supplier Gifts • Cash, gift certificates or cash equivalents • Personal discounts or loans • Lavish or extravagant personal gifts What does "lavish" or "extravagant" mean: Whether a gift or offer of entertainment is "lavish” or “extravagant" is a common- sense determination of reasonableness based on all the circumstances. If you have any question at all about whether it is appropriate to accept a particular gift or offer of entertainment, you should consult Compliance & Ethics. ©Exelon Corporation. 2026. All rights reserved. 32 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Outside Employment and Other Activities Exelon encourages our people to lead full and productive lives outside of work. While at work, we must give our best effort every day, not allowing outside jobs or other activities to hinder our contributions to Exelon and our customers. Outside activities – such as community work or serving on the board of a non-profit, or on an educational or residential board – are encouraged as long as they do not interfere with our ability to fulfill our Exelon responsibilities. Corporate Opportunities We must always put Exelon’s interests ahead of our own. Any business opportunities we discover, through our work or the use of company property or information, belong to Exelon and must not be used for our personal benefit. To avoid conflicts of interest: • Employees must disclose and obtain prior approval for all outside employment or consulting opportunities (even short-term or hourly consulting engagements) • Employees must not work for a competitor, supplier, or other entity likely to do business with the company • We must not use Exelon resources to conduct activities unrelated to company business • We must ensure that outside activities do not interfere or create conflicts of interest with our Exelon job responsibilities or performance • We must obtain approval from the Office of Corporate Governance before serving on any board or advisory board of any for-profit organization • We must not conduct outside business, political campaigns, or other similar activities while working on company time To avoid conflicts of interest we must: • Not take for ourselves opportunities discovered through the use of company property, company information, or our position with the company • Not compete against Exelon or assist others in doing so 33Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Creating, Maintaining, and Disclosing Accurate Books and Records We must maintain complete and accurate records to make responsible business decisions and provide truthful and timely information to Exelon shareholders, investors, regulators, and other stakeholders. How We Live Our Values Business and financial records are essential to our business operations. Exelon relies on the integrity and accuracy of these records to make strategic decisions. Similarly, investors, government agencies, regulators, and others rely on the integrity and accuracy of our records and disclosures. Each of us is responsible for the accuracy of all the records we generate and data we input – from individual timecards to corporate balance sheets to equipment maintenance records. Accurate and transparent record keeping protects our reputation, promotes organizational efficiency and safety, and helps us meet our legal and regulatory obligations. It’s also essential in helping our business better serve our customers. Creating and maintaining accurate books and records and ensuring accurate disclosures requires that we: • Follow generally accepted accounting principles and all procedures and guidelines in our internal control systems • Not keep off-the-books accounts or false or incomplete records Why It’s Important What’s Expected • Not make an entry in any record that misrepresents, conceals, or disguises the true nature of any transaction, event, or condition • Record all business transactions, events, and conditions accurately, completely, and in a timely fashion • Ensure there is clear, complete, fair, and accurate reporting of financial and non- financial information pertaining to business transactions • Follow all delegation of authority and segregation of duties requirements established by the company involving the authorization, creation, approval, and reconciliation of transactions • Provide receipts and back-up documentation when required • Not mislead or misinform anyone about our business operations or finances • Promptly report any requests to manipulate accounts, books and records, or financial reports, and any suspected misconduct regarding accounting, internal controls, or auditing matters to Compliance & Ethics, Exelon Audit Services, or the Legal Department • Report to Exelon Audit Services any accounting or internal control deficiencies that could adversely affect Exelon’s ability to accurately record, process, or report financial or operations data ©Exelon Corporation. 2026. All rights reserved. 34 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Managing Our Records Appropriately How We Live Our Values We must accurately manage our records to protect Exelon’s proprietary and confidential information and meet our legal and regulatory obligations. Proper records management is essential to the vital flow of information within Exelon. It also reduces risks associated with outdated information and helps us meet our legal obligations and respond appropriately in legal and regulatory proceedings. Why It’s Important Proper records management requires that we: • Maintain, retain and dispose of business records in accordance with LE-AC-4, Exelon’s Records Management Policy • Abide by all notices for the retention of documents issued by the Legal Department • Contact Compliance & Ethics or the Legal Department with any questions about what to retain or discard, or for help understanding or complying with any record hold or retention notice What’s Expected For more information see LE-AC-4, our Policy on Records and Information Management, Retention and Disposition, and LE-AC-401, our Procedure on Records and Information Management, Retention, and Disposition. 35Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Company records can include: • Communications in any form or media • Policies and procedures • Purchase orders and invoices • Contracts • Reports, memos, analyses, maps, schedules, tables, presentations, and financial models • Personnel files • Production reports Company records come in all formats and media, including: • Paper documents, including correspondence, engineering drawings, architectural plans, charts, records, sketches, and maps • Photographs, prints, and electronic media files • Electronic records, including databases, email, chat and text messages and other forms of electronic communication, and documents such as spreadsheets, presentation decks, and written materials • Audio and video recordings, including voice mail • Microfilm, microfiche, aperture cards, and other microform media Note that whether something is a company record is determined by its content, not where and how it is stored. ©Exelon Corporation. 2026. All rights reserved. 36 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Protecting Company Assets How We Live Our Values We must protect Exelon’s assets and use them responsibly so we can better serve our customers and thrive in a dynamic industry. Exelon’s assets are essential to running our company efficiently, effectively, and profitably. They are the resources we use to drive progress. While our responsibilities will vary depending on the type of asset and our individual roles within Exelon, one thing remains the same – each of us is responsible for protecting and not misappropriating or misusing company assets. • Physical assets include anything tangible that we use to conduct our business, from computers, office supplies, and furnishings, to transmission lines, substations, and natural gas mains. The land, buildings, vehicles, and inventory Exelon owns or has interests in are also physical assets. • Information assets include any data relating to Exelon’s business, no matter how it is created, distributed, used, or stored. This includes computer software and data in our files and on our servers. • Intangible assets include Exelon’s ideas, inventions, improvements, intellectual property, designs, copyrights, licenses, trademarks, patents, and trade secrets. This includes our own work product and on-the-job innovations and discoveries. • Financial assets include money and anything that can be converted to money, such as stocks, bonds, loans, and deposits. • Employee and contractor work time is an Exelon asset. Intentional misrepresentation of time worked may be considered misuse or misapproopriation of Exelon assets. Why It’s Important To protect Exelon’s assets, we must: • Use them prudently, carefully, and efficiently • Take reasonable steps to protect company assets, ensuring they are not damaged, abused, destroyed, wasted, lost, or stolen • Use company assets only for Exelon business purposes, regardless of condition or value, except for incidental personal use of computers and mobile devices (see page 40) • Not take, sell, lend, borrow, give away, or dispose of company assets without proper authorization • Promptly report any abuse or misuse of Exelon assets • Bring any on-the-job discoveries or innovations related to Exelon's business to the company's attention • Not use proprietary information acquired on the job for personal gain or any other purpose not in furtherance of our job duties What’s Expected 37Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Protecting Our Confidential Information Business information is a critical Exelon asset. We must closely protect the company’s confidential information and intellectual property against unauthorized disclosure and misuse, which could limit our growth and threaten our ability to compete in the future. Protecting Exelon’s confidential information requires that we: • Not share confidential information outside Exelon without a valid business reason or authorization • Not email confidential information to any unauthorized recipient, including our own personal email accounts • Not store confidential information on external storage devices such as thumb drives or hard drives without specific authorization to do so • Not post confidential information on any social media sites • Not work with or discuss confidential information in public areas, such as airplanes, elevators, or restaurants, where your conversations may be overheard or confidential information may be viewed by others • Not leave confidential information where others could access it • Share sensitive information only with authorized co-workers or business partners who have a legitimate need to know For more information, see our LE-AC-301, Protecting Exelon Information and related procedures and policies. • Not divulge confidential information to persons outside of the Exelon business, except where such disclosure is appropriately authorized, legally mandated, or done in accordance with a confidentiality or a non-disclosure agreement • Continue to protect Exelon confidential information, including non-written information and our own work product, even if we leave the company • Protect our customers’ and suppliers’ confidential information as we would protect Exelon’s confidential information, and consistent with any additional legal and contractual requirements. • Promptly report any unauthorized disclosure or loss of confidential information to Corporate Security or Compliance & Ethics ©Exelon Corporation. 2026. All rights reserved. 38 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

The Right Decisions A peer utility asked for copies of specific Management Model policies and procedures. Can I share them with another company? There is tension between the company’s inclination to share best practices for the benefit of the industry – particularly through industry groups such as EEI, EPRI, or AGA – and our need to control Exelon’s proprietary information. In most situations, the right balance is to not hand over our policies and procedures, but rather to provide the other company’s personnel with a verbal overview. Contact your management team, the Legal Department, or the functional area that has governance over specific documents with questions. A Q What are some examples of confidential information? • Business plans, reports, and projections (including estimates or reports of production, reserves, and resources) • Company policies and procedures that are not publicly available • Marketing and sales strategies • Patents, trademarks, and other intellectual property • Inventions, ideas, proprietary information, and trade secrets • Estimates and non-public reports of resources, reserves, exploration results, and productivity • Applications, proposals, and contracts • Unpublished financial information • Confidential information belonging to other parties with which we do business, such as prices charged or proposed to Exelon for goods and/or services • Technological developments and designs • Computer software • Customer or supplier lists • Customer information 39Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Using Information and Communications Systems Responsibly Exelon’s information and communications systems are critical to providing reliable, clean, and affordable energy. We all must be prudent and responsible in our use of these systems. Our information and communications equipment and systems include mobile devices, computers, and networks. They are the property of Exelon, as are the contents of communications shared over these systems, such as email, voicemail, social media posts, instant messages, recordings, texts, and any other electronic messages. Incidental personal use of these resources is permitted if it’s reasonable and does not interfere with work responsibilities or expose Exelon to potential liability. Responsible use of Exelon’s information and communications systems requires that we: • Grant access only to authorized individuals • Not share login credentials to Exelon systems with others or use login credentials other than those assigned to us to access company systems and networks • Take precautions to ensure company systems and devices are not compromised by malicious electronic threats, such as viruses and phishing schemes • Acknowledge that there is no expectation of privacy when using company-provided information technology and equipment • Take the same care composing any electronic message that we would when writing a letter on company letterhead • Not use Exelon information, communications systems, or equipment for illegal or unethical activities, such as viewing or sending content that is pornographic, obscene, sexually oriented, harassing, violent, discriminatory, likely to incite hatred or otherwise offensive • Substantivee written business communications should be conducted on Exelon networks and communication platforms, not on personal accounts, absent special circumstances For more information regarding acceptable use of Exelon systems, including the company guidelines for text communications, see SY-AC-6, Exelon’s Acceptable Use Policy. What is “acceptable use”? Incidental, infrequent, and reasonable personal use of Exelon mobile devices, computers, and related resources is acceptable. Limited personal use of the company’s electronic information assets is permitted if it is not detrimental to the productivity of the employee or co-workers, does not cause liability or additional costs to the company, and is not otherwise prohibited by management. ©Exelon Corporation. 2026. All rights reserved. 40 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Avoiding Insider Trading How We Live Our Values Exelon supports fair and open markets for buying and selling securities. Insider trading is illegal and distorts financial markets. Insider trading is illegal and damages the trust we have with our investors, the government, and the marketplace. Insider trading is committed when people who have material nonpublic information trade in shares or other securities of a company before the information becomes available to the public. Because of our roles at Exelon, many of us have that kind of “inside information” – information that is not known to the public that might be important to someone considering buying or selling shares in Exelon or another company. Why It’s Important To avoid insider trading, we must: • Not buy, sell, or trade the stock or other securities of Exelon or any other company while we have inside information What’s Expected • Prevent inside information from being disclosed to people outside Exelon. This means: – Keep it secure – whether it’s a physical lock on a file drawer or a password on a laptop or cell phone – Share it only with those within the company who have a legitimate business need to know – Don’t share it with family or friends – Never discuss it in public or on social media • Abstain from making buy or sell recommendations to anyone else while in possession of inside information • Not engage in “short sales” or trading in market options such as puts or calls on Exelon securities • Promptly report to Compliance & Ethics or the Legal Department any inside information that has been mistakenly provided to unauthorized individuals For more information, see LE-AC-202, Insider Trading Compliance. 41Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

The Right Decisions I was part of a team that recently completed a very significant transaction. As a result, I had access to communications that indicated company earnings would exceed expectations this quarter. I was planning to make some adjustments to my 401(k) account, including an increase in the percentage of company stock included in my contribution, before I saw the earnings communication. Can I still make that adjustment? No, not until the earnings results become public. Even when information does not actually influence you, trading after the receipt of insider information and prior to that information becoming public is prohibited by law. This might result in criminal charges and civil penalties against you. A Q Examples of inside information include: • Unreleased company financial results and dividends • Detailed business plans or marketing strategies • Anticipated mergers, acquisitions, divestitures, or joint ventures • A significant change in corporate strategy • Significant management changes • Important developments in legal proceedings ©Exelon Corporation. 2026. All rights reserved. 42 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Our Customers and Business Partners08 ©Exelon Corporation. 2026. All rights reserved. 43Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Competing with Integrity At Exelon, we must conduct business honestly, fairly, and lawfully. We must compete vigorously for business opportunities, distinguishing ourselves through integrity, superior performance, and value. How We Live Our Values ©Exelon Corporation. 2026. All rights reserved. 44 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Healthy competition is good for our customers and the communities we serve. Our commitment to fair competition and responsible third- party sourcing policies and practices helps drive progress and value for our customers, communities, and shareholders. We must avoid even the appearance of restraining trade or reducing competition. It’s therefore essential that we follow all applicable laws that govern the way companies compete, wherever we do business. These laws are complex, and the consequences of violations can be serious for the individuals and companies involved. In our dealings with competitors, we must avoid even the appearance of restraining trade or reducing competition. Why It’s Important As regulated utilities, Exelon and its operating companies have few direct “competitors.” However, Exelon and its affiliates participate in many competitive markets including but not limited to markets for labor, materials, and services. Exelon also participates in competitive bidding processes, such as bidding for the right to construct certain transmission facilities. When participating in competitive markets, we must: • Comply with antitrust laws and similar laws in any jurisdiction where we conduct business What’s Expected • Ensure Exelon’s business activities do not (and do not appear to) fix prices or costs between competitors, restrict output, divide markets, or force a competitor out of business • Protect from improper disclosure confidential information regarding pricing (past, present, or future), terms and conditions of business, contracts and bids, markets and territories, customers, costs, production, and distribution • Not enter into agreements that improperly restrain competition for labor • Not disclose one bidder’s confidential information to another bidder or otherwise undermine the integrity of bidding processes that we run or compete in • Remove ourselves from any conversation that could restrain trade or reduce competition, indicate our reason for doing so, and promptly report the matter to the Legal Department or Compliance & Ethics • Always remain aware of how conversations with peer utilities may be perceived, and avoid the appearance of misconduct When dealing with customers, fair competition requires that we: • Describe what we do and sell honestly and accurately • Not make false claims or spread false or misleading information about our competitors or their services • Not interfere with a customer’s or competitor's existing business contracts 45Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Our suppliers often are an extension of Exelon. We count on them to help us deliver the best service for our customers. We work with a diverse group of suppliers and contractors who share our commitment to the highest standards in quality, price, service, reliability, availability, technical excellence, and delivery. Why It’s Important Those involved in purchasing and relationship management with suppliers have the responsibility to: • Make procurement decisions with integrity, based on objective, fair, and reasonable criteria • Follow Exelon’s third-party sourcing policies, procedures, and processes and properly document and seek approval for any exceptions What’s Expected Promoting Fair Purchasing Practices We must select suppliers fairly and objectively to ensure the best value for Exelon while protecting our reputation and supporting the diverse communities we serve. How We Live Our Values • Ensure we have appropriate and properly documented justification for any sole source procurement • Avoid frequent or excessive business entertaining with any supplier, and check with Compliance & Ethics if you have questions • Treat all suppliers professionally, ethically, and fairly – regardless of the value of the transaction or the length of the relationship • Conduct Exelon business in good faith and resolve disputes with suppliers quickly and equitably • Administer contracts to ensure Exelon receives the materials and/or services in full compliance with the contract terms For more information, see, for example, SM-AC-POL1-001, Exelon Spending Policy and Authorization to Contract with Suppliers; SM-AC-400, Materials and Services Procurement Procedure; PC-EU-1035, Contractor Award Procedure; SM-AC-4011, Single Source Procedure; FI-AC-POL-001, Delegation of Authority Policy ©Exelon Corporation. 2026. All rights reserved. 46 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Gathering Business Intelligence As we evolve our business, we constantly monitor the competitive landscape and analyze industry trends. This allows us to anticipate and respond to customer demands for clean, affordable energy and the delivery of services. We gather business intelligence properly and legally, and do not solicit or accept other companies’ trade secrets or other proprietary or confidential information. Below is a list that includes some generally acceptable and generally unacceptable sources of competitive intelligence: If there is ever a doubt about how we are gathering business information, contact the Legal Department or Compliance & Ethics for guidance. Generally Acceptable • Public web sites and social media • Newspapers and trade journals • Public financial filings • Publicly available industry analyst reports • Marketing materials • Third-party market research and analysis • Governmental agency reports Generally Unacceptable • Emails intended for others • Proposals • Price sheets • Process documents • Business plans • Found documents that appear to contain confidential information • Non-public due diligence associated with M&A activity and other transactions • Materials governed by a confidentiality agreement 47Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

The Right Decisions I work in project management. A supplier who is working on a current project asked me for some detailed information about a new project that just went out for bid. What should I do? While the supplier’s intent may be innocent, informally providing any information about the new project might provide that firm with an advantage over other bidders. You should not provide any information about the new project and should direct the supplier to the proper channel for obtaining information (in this case, the formal Request for Proposal information sharing protocols) and advise that they follow the process. Additionally, you should notify your manager, Compliance & Ethics, or the Legal Department that you received this request from the supplier. A Q ©Exelon Corporation. 2026. All rights reserved. 48 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Ensuring Appropriate Affiliate Interactions Laws and regulations require separation between utility transmission operations and their affiliates. How We Live Our Values Regulatory authorities governing the energy industry have established affiliate rules to safeguard the fair treatment of utility rate payers. These rules guard against unfair activities, such as inappropriately sharing information or allocating costs incurred by affiliates to a utility. Where applicable, we must comply with all affiliate regulations, including: • FERC Standards of Conduct • Pennsylvania Code of Conduct • Illinois Affiliate Non-Discrimination Rules • New Jersey Affiliate Standards Rules • Maryland Electric and Gas Companies – Affiliate Regulations • Delaware Code of Conduct Governing Regulated Utility Activities and Competitive Activities • District of Columbia Affiliate Code of Conduct Why It’s Important Appropriate affiliate interactions require that we must: • Properly charge or allocate costs between the regulated and other business functions of utilities and between utilities and their non- utility affiliates, as well as verifying that costs have been correctly allocated • Not provide transmission function information to Exelon marketing function personnel • Not share non-public information about a utility's market, its customers, or its transmission and distribution systems to any third parties on an unduly preferential basis • Not share utility customer information across Exelon utilities, without consent of the customer What’s Expected 49Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Trading Energy Responsibly We conduct and report on our electric power and gas procurement activities in a transparent and ethical manner, complying fully with all applicable laws and regulations. How We Live Our Values The buying and selling of wholesale energy are governed by Federal Energy Regulatory Commission (FERC) rules and orders, while state laws, regulations, and utility commission orders govern the provision of retail electric and gas service to customers. Ensuring the integrity of our energy procurement activities protects the company from violating these rules, helps to ensure such activities are conducted fairly by all participants in the marketplace, and protects the company against cost disallowances. Why It’s Important Responsible energy procurement practices require that we must: • Satisfy statutory and regulatory obligations to provide standard offer service (SOS), to function as the electric or gas service provider of last resort (POLR) or gas supplier of last resort (SOLR), to meet the needs of our customers What’s Expected • Optimize energy procurements not utilized to meet POLR or SOLR responsibilities to benefit customers and shareholders, where applicable • Responsibly execute regulatorily-approved energy commodity supply programs for the benefit of customers and shareholders • Follow statutory, FERC, and state utility commission-sanctioned frameworks, and structures that direct utilities on how to procure energy for retail end use customers • Pursue transparent and reliable electric power supply and gas supply in full compliance with applicable statutory and regulatory mandates • Prepare and maintain accurate documentation of all energy procurement transactions consistent with applicable laws and regulations ©Exelon Corporation. 2026. All rights reserved. 50 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

What is considered personal information? Personal information (sometimes known as personally identifiable information or PII) is information that can be used on its own or with other information to identify, contact, or locate a single person, or to identify an individual in context. It can include names, Social Security numbers, financial account numbers, credit card numbers with security codes, medical records, and other types of information that require protection due to regulations. Protecting Personal Information We must value and preserve the trust that fellow employees, job applicants, customers, business partners and others place in us by safeguarding their personal information consistent with regulatory requirements. How We Live Our Values To run our business effectively and comply with legal obligations, we gather, store, use, and, when appropriate, share personal information, but we must always do so in a secure, confidential manner. Why It’s Important Protecting personal information requires that we must: • Collect, use, process, and access personal information for legitimate business purposes only • Restrict access to those who have both appropriate authorization and a clear business need to know • Not share personal information with anyone (inside or outside the company) who does not have a clear business need for it • Follow Exelon’s information protection policies and procedures when handling personal information What’s Expected For more information, see LE-AC-31, our Corporate Integrated Privacy Program. 51Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Delivering on Quality, Reliability, and Customer Service We satisfy our customers by providing reliable, clean, affordable energy and related products and services. How We Live Our Values Our customers are the heart of our business. Without them, we wouldn’t exist. We must always treat them with courtesy and respect. We want them to value Exelon, and we will earn their loyalty if we understand – and even anticipate – their needs. By collaborating with each other to satisfy our customers’ fundamental needs for high quality, reliable service with integrity, we will continue to earn their business. Why It’s Important To meet or exceed our customers’ expectations, we must: • Listen carefully and quickly respond to customer inquiries and requests • Act professionally, respectfully, and with empathy • Work safely, responsibly, and courteously when on the property of a customer or other third party • Treat customers fairly and consistently • Use fair and honest practices in advertising, marketing, sales, and customer service interactions • Not bypass quality controls or take shortcuts that compromise the quality or safety of our services What’s Expected ©Exelon Corporation. 2026. All rights reserved. 52 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Government Relations We must interact with governments at all levels ethically and in full compliance with the law. How We Live Our Values Much of our business is regulated by federal, local, and state governments. Government entities also are important customers. How we interact with government officials is regulated by law and has a significant impact on our credibility, reputation, and success. Why It’s Important Those who interact with government agencies and officials, whether as regulators, customers or otherwise, have the responsibility to: • Comply with all applicable laws, regulations, and company policies governing interactions with public officials. This includes but is not limited to laws and policies relating to lobbying, campaign contributions, gifts and entertainment, ex parte communications, bribery, and interactions with public officials What’s Expected • Promptly report to your Government and External Affairs team or Compliance & Ethics any request, recommendation, or referral from a public official for anything of value, including but not limited to personnel actions, vendor contracts, and directed charitable contributions. For more details, employees should visit the Interacting with Public Officials section of the Compliance & Ethics Connect page, and external parties should visit this overview page on the Exelon web site. • Ensure compliance with all applicable laws and regulations when a government entity is a customer, including government procurement and contracting regulations • Provide timely, responsive, and accurate information in connection with any regulatory reporting requirements, information requests, or proceedings • Cooperate fully and honestly with any government or law enforcement inquiry or investigation 53Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Fighting Bribery and Corruption Our relationships with our customers, business partners, and government officials depend on trust, transparency, and accountability. We can only succeed by acting with integrity and providing superior value. We must not request, offer, or accept any form of payment or incentive intended to improperly influence a decision. How We Live Our Values ©Exelon Corporation. 2026. All rights reserved. 54 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Bribes and kickbacks of any kind are illegal, unethical, and violate our values and the Code. Employees must abide by all applicable anti- bribery and anti-corruption laws, including laws prohibiting offering and receiving bribes, kickbacks, and similar payments. These include laws from all jurisdictions in which the company operates, among them the Foreign Corrupt Practices Act and other federal, state, and foreign anti-corruption laws. Exelon prohibits any employee, officer, director, or third-party agent from providing, authorizing, offering, or promising to provide anything of value, directly or indirectly, with the intent to improperly obtain a commercial advantage with respect to any third party. Anti-bribery and anti-corruption laws: • Make it a crime to promise or offer anything of value to any government (federal, state, local, or foreign) official to obtain or retain business, secure an improper advantage, or improperly influence an official decision • Require that publicly held companies, like Exelon, have accounting controls to assure that all transactions are recorded fairly and accurately in our books and records Why It’s Important • Obtain guidance from Compliance & Ethics and/or the relevant government and regulatory affairs team before offering or providing any gift, favor, or entertainment, or What’s Expected For more information, see LE-AC-60, our Anti- Bribery and Anti-Corruption Corporate Policy, and LE-AC-POL8-003, our Policy on Vendors and Suppliers Affiliated with or Referred, Recommended, or Requested by Public Officials. anything of value to any government official or employee of a state-owned entity • Keep accurate and complete records so all payments are properly documented • Ensure company funds are not used for unlawful purposes • Conduct appropriate due diligence of potential lobbyists, agents, political consultants, and other business partners • Do not use or allow a third party to make payments or offers that could be improper 55Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Bribery and kickbacks can also occur in the context of private commercial relationships. Commercial bribery Occurs in the context of business transactions. It can occur when a company employee, officer, or director solicits or accepts something of value from a third party (for example, a kickback for steering a contract to a vendor) in exchange for, or to influence, actions on behalf of Exelon. It also can occur when an Exelon employee, director, or third-party intermediary provides, authorizes, offers, or promises to provide something of value to a third party with the intent to obtain an improper commercial advantage. ©Exelon Corporation. 2026. All rights reserved. 56 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Our Communities09 ©Exelon Corporation. 2026. All rights reserved. 57Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

Protecting the Environment At Exelon, our commitment to the environment is integral to meeting our customers’ expectations and reducing our impact on future generations. How We Live Our Values ©Exelon Corporation. 2026. All rights reserved. 58 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Since its formation, Exelon has focused on the business value of reducing our impact on the environment and better meeting the needs of our customers, our employees, and the communities we serve. In all that we do, we seek to exceed the standards of our industry – as well as the standards we set for ourselves. We believe it’s our responsibility to lead the industry in shaping public policy on strategic environmental issues. Our values include the following environmental commitments: • We will actively pursue excellence by reaching beyond compliance to reduce our impact on the environment, address climate change, Why It’s Important improve energy and resource efficiency, and provide our customers with clean, safe, and affordable energy • We will innovate to better serve our customers through smart meters, energy efficiency programs for homes and businesses, transportation electrification options, and other methods of enabling and delivering clean energy • We will act with integrity and be accountable to our communities and the environment We must ensure that our actions are consistent with environmental stewardship and demonstrate environmental leadership through full legal compliance, pollution prevention, and continuous improvement. Our commitment to environmental stewardship stretches across the entire energy value chain. We proactively manage our environmental footprint, not only because we care about protecting the environment, but also to improve operational efficiency, maintain our license to operate, and enhance our competitive position. As a result, we are able to better serve our customers, create value for our shareholders and employees, and enhance communities. Calvin Butler 59Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

We must: • Meet or exceed all applicable environmental laws, regulations, and voluntary commitments • Use natural resources efficiently to reduce environmental impacts and operating costs • Partner with the communities where we operate to enhance the environment, combat climate change, and build resilience for the future What’s Expected • Report any spills, releases, or other environmental hazards or accidents to our supervisors immediately • Provide accurate and complete information on all environmental monitoring or sampling reports both internally and to government officials ©Exelon Corporation. 2026. All rights reserved. 60 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Contributing to Our Communities The energy we deliver to our customers is important, but so too is the human energy Exelon’s people bring to the communities where we operate. How We Live Our Values Exelon has a strong tradition of community involvement. Through various Exelon programs, our employees are strong ambassadors for corporate giving and community service to improve the quality of life in our communities. Our vision includes the following goals: • Advance our strong tradition of community service by improving the quality of life of the people in the communities we serve and where we work • Strengthen and enrich our communities through corporate giving in four areas – education, environment, neighborhood and workforce development, and arts and culture – and encourage our people to support the organizations that they value Why It’s Important We encourage employees to: • Participate in Exelon’s matching funds program for donations to charitable or civic organizations that enrich our communities • Give time generously to our communities, so long as those activities don’t interfere with job performance Employees must avoid pressuring other employees or suppliers to contribute to charitable or civic organizations or causes. What’s Expected 61Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Participating in Political Activities At Exelon, we are committed to engage constructively with governments where we operate. Likewise, we encourage employees to participate in the political process. How We Live Our Values ©Exelon Corporation. 2026. All rights reserved. 62 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Exelon believes that an active, inclusive, and fair political process promotes open government, sound policy decisions, and safe, healthy, and productive communities. We recognize that public policy decisions can greatly impact our customers, our business, and our industry, now and in the future. As individuals, we all have a right to participate in civic activities and the political process. However, we always need to make it clear that our views and actions are our own – not those of Exelon. Why It’s Important Responsible company participation in political activities requires that we: • Follow established procedures for making corporate contributions and conducting activities to support state or local candidates – see LE-AC-23, Corporate Political Contributions Guidelines • Not coerce or pressure others to make contributions to any political candidate, party, advocacy group, political action committee, or political entity, or to support or oppose any political candidate or election. Exelon and its employees, officers, directors, and lobbyists may not solicit employees for political contributions other than voluntary contributions to Exelon-affiliated political action committees • Ensure that any offer or gift of anything of value to a government official or employee complies with LE-AC-POL8-001, Exelon’s What’s Expected Interactions with Public Officials policy. If there is any question whether a gift, offer of entertainment, or anything else of value may be offered or provided consistent with this policy, we must seek advice and advance approval from Compliance & Ethics • Obtain prior guidance from Compliance & Ethics and/or the relevant government and regulatory affairs team before offering or providing any gift, entertainment, or anything of value to any government official or employee of a state-owned entity. When participating in political activities as individuals, we must: • Make personal political contributions with the understanding that we will not be reimbursed by the company • Understand that only where state law permits, minimal use of company resources – such as phones, computers, email, fax machines, or office supplies – is allowed for personal political purposes (consult the Legal Department for additional guidance on this issue) • Not ask or require other employees, including administrative or support staff, to perform tasks in support of our personal political activities • Make it clear that our personal political views and actions are our own, and not those of the company 63Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Lobbying Exelon, like many other companies, advocates for legislation we believe will enhance value for our customers, communities, employees, and shareholders. Those of us who have contact with legislators, regulators, executive branch officials, or their staffs may be involved in lobbying and must take care to comply with the laws applicable to these activities. Only Exelon employees who have been approved to lobby, and contract lobbyists retained and overseen pursuant to LE-AC-PCD8-001, the company’s Due Diligence and Monitoring Procedure for Third Parties Engaged in Political Consulting and Lobbying Activities, may engage in lobbying activities. ©Exelon Corporation. 2026. All rights reserved. 64 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Communicating Publicly About Exelon At Exelon, we must speak with one voice when communicating publicly to all audiences, including customers, investors, financial analysts, and the media. How We Live Our Values Our customers, consumers, investors, industry analysts, journalists, public interest groups, and others deserve accurate, clear, complete, and consistent communications from Exelon. Because these interactions require careful consideration and an expert understanding of legal, regulatory, financial, and media issues, only designated Exelon spokespersons are authorized speak on the company’s behalf. Why It’s Important If you receive an inquiry from outside the company and are not authorized to respond on behalf of the company, you should: • Refer all media-related inquiries to Exelon Corporate Communications • Refer all investor-related inquiries to the Investor Relations Department What’s Expected 65Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026 ©Exelon Corporation. 2026. All rights reserved.

Engaging in Social Media Responsibly Social media – networking sites, video/photo sharing, blogs, online discussion forums, and others – are powerful forms of communication that are widely used by consumers, investors, and other audiences to share opinions and seek information. When we use social media, what we say or share can affect: • Our colleagues in the workplace • Exelon’s reputation with the customers and communities we serve • Exelon’s ability to compete in the marketplace • Exelon’s compliance with laws and regulations Appropriate use of social media means: • Adhering to Exelon’s values in all authorized business communications • Not creating the impression that our personal opinions are those of Exelon • Not identifying ourselves as an Exelon representative without authorization • Ensuring that time and effort spent on social media does not interfere with our job responsibilities • Not disclosing proprietary company information • Not divulging the personal information of others, especially personal data obtained as part of your job duties or our company relationships For more information see CP-AC-72, Social Media and On-Line Posting Guidelines. ©Exelon Corporation. 2026. All rights reserved. 66 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Conclusion10 ©Exelon Corporation. 2026. All rights reserved. 67Code of Business Conduct 2026 Approved by the Exelon Board of Directors; Effective January 5, 2026

At Exelon, our values demand a commitment to ethical behavior that goes beyond the letter of the law, and includes respecting our diverse and inclusive stakeholders, promoting a culture of safety, respecting the environment, and avoiding any business activity that could tarnish the company’s reputation. Living this commitment, living our values, is how we will achieve our vision. ©Exelon Corporation. 2026. All rights reserved. 68 Code of Business Conduct 2026Approved by the Exelon Board of Directors; Effective January 5, 2026

Compliance and Ethics Department Directly: EthicsOffice2@Exeloncorp.com Exelon Help Line By phone: 1-800-23ETHIC (1-800-233-8442) Online: https://secure.ethicspoint.com/domain/media/en/gui/71992/index.html Security Incident? Contact the ESOC for 24-hour assistance at: 1-800-550-6154 ©Exelon Corporation. 2026. All rights reserved. Approved by the Exelon Board of Directors; TBD